Exhibit 1.1

                              ECB BANCORP, INC.



                            SALES AGENCY AGREEMENT


                                                                        , 1998



INTERSTATE/JOHNSON LANE CORPORATION
IJL Financial Center
201 North Tryon Street, Suite 2300
Charlotte, North Carolina  28202

Ladies and Gentlemen;

      This letter sets forth and confirms the terms and conditions of the engagement (the "Agreement") of Interstate/Johnson Lane Corporation ("IJL") by ECB Bancorp, Inc. (the "Company") as selling agent of the Company with respect to the Company's proposed public offering (the "Offering") of its common stock (the "Common Stock"). The Offering will be made by means of a registration statement (the "Registration Statement") and a prospectus (the "Prospectus") set forth therein, which will be provided to IJL. IJL's engagement hereunder shall be non-exclusive, provided that IJL shall be entitled to approve the engagement of other selling agents and such other selling agents shall in any event conduct their sales efforts in a manner consistent with the Prospectus.

      1.    Representations and Warranties of the Company and the Bank.

      The Company and the Bank represent and warrant to, and agree with IJL as follows:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission (the "Commission").

      (b) The Registration Statement, at the time it became effective, did not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.





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      (c) The Company is a corporation and a bank holding company validly existing and in good standing under the laws of the State of North Carolina; has full corporate and other power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company. The Reorganization (as defined and described in the Prospectus) has become effective and remains in full force and effect as so described.

      (d) The Bank is an FDIC-insured, state-chartered bank validly existing and in good standing under the laws of the State of North Carolina; has full corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Bank.

      (e) The shares of Common Stock to be issued and sold by the Company hereunder and pursuant to the Prospectus (the "Shares"), when issued and delivered against payment therefor as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

      (f) Except as disclosed in the Prospectus, there are no (i) outstanding securities or obligations of the Company or the Bank (or any subsidiary thereof) convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Bank (or any subsidiary) any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Bank (or any subsidiary) to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

      (g) Each of the Company and the Bank has the full legal right, power and authority to enter into and perform this Agreement, and the Company has such right, power and authority to sell and deliver the Shares as provided herein. This Agreement has been duly authorized by the Board of Directors of, and duly executed and delivered on behalf of, each of the Company and the Bank.

      (h) Other than filings with, and any necessary registrations, qualifications or exemptions from, the Commission and applicable state securities and "blue sky" authorities, no consent, approval, authorization or order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or for the consummation of the other transactions contemplated by this Agreement.


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      (i) Except as provided in Section 2(a), there are no contracts, agreements or understandings between the Company or the Bank and any person which would give rise to a valid claim against the Company or the Bank for a brokerage commission, finder's fee or other like payment in connection with the offering of the Shares, other than compensation due and payable to IJL and any other selling agents for the Shares as permitted hereby.

      (j) No action, suit or proceeding at law or in equity is pending or, to the Company's or the Bank's knowledge, threatened to which the Company or the Bank (or any subsidiary thereof) is or would be a party, and no proceedings are pending or, to the Company's or the Bank's knowledge, threatened against or affecting the Company or the Bank (or any subsidiary thereof) before or by any governmental official, commission, board or other administrative agency (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement on the condition, financial or otherwise, results of operations affairs or business prospects of the Company or the Bank.

      (k) Each of the Company and the Bank has such permits, licenses, franchises and governmental and regulatory authorizations ("permits") as are necessary to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such permits would not have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company or the Bank.

      (l) Neither the Company nor the Bank is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

      (m) The Company has applied for and obtained admission for quotation of its Common Stock on the Small Cap listing of the National Association of Securities Dealers Automated Quotation system.

      (n) The Company and the Bank agree as follows:

            (i) The Company or the Bank, as applicable, will notify IJL immediately and confirm such notice in writing, of the receipt of any comments from the Commission, any state securities commission or regulatory authority or any state or federal banking commission or regulatory authority that relate to the Prospectus or any amendment thereto or the transactions contemplated thereby or requests by the Commission, any state securities commission or regulatory authority or any state or federal banking commission or regulatory authority for amendments to the Prospectus or amendments or supplements to the Prospectus or for additional information;

            (ii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds."



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            (iii) For three years from the date of this Agreement, the Company will furnish to IJL copies of all reports and communications (financial or otherwise) furnished by the Company to its stockholders, and the Company or the Bank, as applicable, will furnish to IJL copies of all reports or financial statements filed with regulatory agencies as soon as such are available, and such other publicly available documents, reports and information concerning the business and financial condition of the Company or the Bank as IJL may reasonably request.

      2. Services to be Provided by IJL.

      In connection with this Agreement, the scope of IJL's services shall consist of the following:

      (a) Pursuant to this Agreement, IJL will serve as a selling agent for the Company and will offer the Shares for sale on a reasonable efforts basis. IJL acknowledges that the Company may contract with other selling agents for the sale of the Shares, provided that IJL shall be entitled to approve the engagement of other selling agents and such other selling agents shall in any event conduct their sales efforts in a manner consistent with the Prospectus.

      (b) With respect to its efforts as a selling agent, IJL will employ all reasonable efforts to achieve a broad, retail distribution of the Shares

      (c) IJL will perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and will offer and sell the Shares only by means of the Prospectus and only in such jurisdictions specified by the Company and in which such offers and sales may be made lawfully.

      In exchange for the services of IJL pursuant to this Agreement, the Company agrees to pay IJL a selling commission equal to seven percent (7.0%) of the total dollar amount of the Common Stock sold in the offering. The selling commission shall be payable at such time as the Shares sold by IJL are accepted by and payment in full is received therefor by the Company. In the event the offering is terminated, IJL will be reimbursed only for its actual accountable out-of-pocket expenses. The Company shall make and pay all NASD and blue sky filings and fees and all related expenses, including, without limitation, reasonable attorneys' fees of IJL's counsel incurred in connection therewith.

      3. Further Agreements by the Company; Conditions to IJL's Agreements Hereunder.

      The Company further agrees, in connection with the Offering, and as a condition to IJL's agreements and undertakings herein, to deliver the following to IJL prior to the closing of the Offering:

      (a) An opinion of counsel to the Company and the Bank, reasonably acceptable to IJL, to the effect that:



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            (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

            (ii) The Registration Statement, at the time it became effective, did not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iii) The Company is a corporation and a bank holding company validly existing and in good standing under the laws of the State of North Carolina; has full corporate and other power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company. The Reorganization (as defined and described in the Prospectus) has become effective and remains in full force and effect as so described.

            (iv) The Bank is an FDIC-insured, state-chartered bank validly existing and in good standing under the laws of the State of North Carolina; has full corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Bank.

            (v) The Shares of Common Stock to be issued and sold by the Company hereunder and pursuant to the Prospectus, when issued and delivered against payment therefor as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

            (vi) [Except as disclosed in the Prospectus, to the best knowledge of such counsel, there are no (i) outstanding securities or obligations of the Company or the Bank (or any subsidiary thereof) convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Bank (or any subsidiary) any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Bank (or any subsidiary) to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.]


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            (vii) Each of the Company and the Bank has the full legal right, power and authority to enter into and perform this Agreement, and the Company has such right, power and authority to sell and deliver the Shares as provided herein. This Agreement has been duly authorized by the Board of Directors of, and duly executed and delivered on behalf of, each of the Company and the Bank.

            (viii)Other than filings with, and any necessary registrations, qualifications or exemptions from the Commission and applicable state securities and "blue sky" authorities, no consent, approval, authorization or order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or for the consummation of the other transactions contemplated by this Agreement.

            (ix) To the best knowledge of such counsel, no action, suit or proceeding at law or in equity is pending or threatened to which the Company or the Bank (or any subsidiary thereof) is or would be a party, and no proceedings are pending or threatened against or affecting the Company or the Bank (or any subsidiary thereof) before or by any governmental official, commission, board or other administrative agency (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement on the condition, financial or otherwise, results of operations affairs or business prospects of the Company or the Bank.

            (x) Neither the Company nor the Bank is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

            (xi) The issuance and sale of the Shares and the consummation of the transaction as contemplated by this Agreement and the Prospectus will not violate or result in a breach of the Company or the Bank of any of the terms of or constitute a default by the Company or the Bank under the Articles of Incorporation or Bylaws thereof or any material agreement or instrument known to such counsel to which the Company or the Bank is a party or by which the Company or the Bank or any of their respective properties is bound or any existing law, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or the Bank or their respective properties.

            (xii) Each of the Registration Statement and Prospectus, as of the effective date of the Registration Statement complies to form in all material respects with the Securities Act of 1933, as amended (the "1933 Act"), and rules and regulations thereunder; all contracts, to the extent described in the Registration Statement or Prospectus are fairly summarized or described therein, or filed as exhibits thereto as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed as exhibits.

      (b) A letter from KPMG Peat Marwick LLP, as auditors of the Company and the Bank, in form and substance satisfactory to IJL, containing statements and information of the type

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ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (c) A certificate duly executed by an officer of the Company and an officer of the Bank certifying that the representations and warranties of the Company and the Bank set forth in Section 1 hereof are true and correct as of the date of such closing.

      (d) Letters from each executive officer, director and holder of 5% or more of the outstanding Common Stock of the Company (as determined prior to giving effect to the Offering), in form and substance satisfactory to IJL, containing provisions of the type ordinarily included in "lock-up letters" pursuant to which each such person agrees not to sell or otherwise transfer shares of Common Stock held by them for a period of 90 days after closing of the Offering.

      4.    Indemnification and Contribution.

      (a) The Company and the Bank agree to indemnify and hold harmless IJL, and each person, if any, who controls IJL within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any breach of this Agreement except insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made by any means by IJL or its agents, directors or employees in connection with the offer and sale of the Common Stock. The foregoing indemnity shall not, with respect to untrue statements or omissions in the Prospectus, inure to the benefit of IJL, or any affiliate or person who controls IJL, from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares that are the subject hereof, if such person was not sent or given a copy of the Prospectus (as amended or supplemented).

      (b) If any action or claim shall be brought or asserted against IJL or any person controlling IJL in respect of which indemnity may be sought from the Company and the Bank, IJL or such controlling person shall promptly notify the Company in writing, enclosing copies of all papers served on or delivered to such party, and the Company and the Bank shall assume the defense thereof, including the employment of one counsel for all of IJL and the payment of all expenses. The failure to notify an indemnifying party shall not relieve the indemnified party from any liability hereunder to the extent it is not materially prejudiced as a result of such failure. IJL or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of IJL or such controlling person unless (i) the employment thereof has been specifically authorized in advance by the Company in writing, (ii) the Company and the Bank failed to assume the defense and employ counsel as described above, or (iii) the named parties to any such action (including any impleaded parties) include both IJL or such controlling person and the Company


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and/or the Bank, and IJL or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company and/or the Bank (in which case, if IJL or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company and the Bank, the Company and the Bank shall not have the right to assume the defense of such action on behalf of IJL or such controlling person). No indemnified party shall settle, compromise or consent to the entry of any judgment with respect to any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever in respect of which indemnification or contribution can be sought under this
Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless the indemnified party gives prior written notification to the indemnifying party and such settlement, compromise or consent does not include any statement or admission of fault, culpability or failure to act on behalf of, or with respect to, any indemnified party.

      (c) IJL agrees individually, and not jointly with any other selling agent for the Shares, to indemnify and hold harmless the Company and the Bank and their respective directors and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended against, any and all loss, liability, claim, damage and expenses described in the indemnity contained in subsection (a) of this Section 4 but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Prospectus (as amended or supplemented) based upon information furnished to the Company by IJL.

      (d) If the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and IJL on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank on the one hand and of IJL on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and IJL on the other shall be deemed to be in the same proportion as the total net proceeds received by the Company from the Shares sold by IJL in the Offering (before deducting expenses), and the total selling commission received by IJL. The relative fault of the Company and the Bank on the one hand and of IJL on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Company or the Bank, or by IJL, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Bank on the one hand and IJL on the other agree that it would not be just and equitable if contribution to be made pursuant to this
Section 4 were determined by pro rata

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allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, labilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 4, IJL shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages that IJL has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      5. Representations, Warranties and Agreements to Survive Delivery.

      The representations, warranties, indemnities, agreements and other statements of the Company and the Bank set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of IJL or the Company or the Bank or controlling person of the Company or the Bank, and shall survive delivery of and payment for the Shares.

      6.    Governing Law; Assignments.

      This Agreement shall be governed by the laws of the state of North Carolina. No party may assign this Agreement without the prior written consent of the other party.

      7.    Counterparts.

      This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement. Signatures sent by facsimile shall have the same effect as if manually signed copies had been delivered, and shall be binding upon the parties.



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      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement among the Company, the Bank and IJL.

                                    Very truly yours,

                                    ECB BANCORP, INC.


                                    By:___________________________


                                    THE EAST CAROLINA BANK


                                    By:___________________________



CONFIRMED AND ACCEPTED,

INTERSTATE/JOHNSON LANE CORPORATION


By:________________________
      James H. Glen, Jr.
      Managing Director




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